Exhibit 10.22
MANAGEMENT STOCKHOLDERS AGREEMENT
by and among
McJ HOLDING LLC
McJ HOLDING CORPORATION
and
THE EXECUTIVES NAMED HEREIN
Dated as of March 27, 2007

i

MANAGEMENT STOCKHOLDERS AGREEMENT
     THIS MANAGEMENT STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of March 27, 2007 by and among McJ HOLDING CORPORATION, a Delaware corporation (the “Company”), McJ HOLDING LLC, a Delaware limited liability company (“Holdco”), and each of the Persons listed on the signature page hereto (each an “Executive” and together, the “Executives”).
W I T N E S S E T H :
     WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of December 4, 2006, as amended (the “Merger Agreement”), by and among the Company, Hg Acquisition Corp., a West Virginia corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), and Holdco, on the date hereof, Merger Sub merged with and into McJunkin Corporation, a West Virginia corporation (“McJ”), with McJ remaining as the surviving corporation (the “Merger”);
     WHEREAS, Holdco owns all of the shares of common stock of the Company and the Company owns all of the shares of common stock of McJ;
     WHEREAS, the Company has adopted the McJ Holding Corporation 2007 Stock Option Plan (the “Option Plan”), and has granted or will grant options to purchase Common Stock of the Company (the “Plan Options”) to certain Executives thereunder;
     WHEREAS, the Company has adopted the McJ Holding Corporation 2007 Restricted Stock Plan (the “Restricted Stock Plan”) has granted or will grant shares of restricted Common Stock of the Company to certain Executives thereunder; and
     WHEREAS, Holdco, the Executives and the Company desire to enter into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of Stock of the Company.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:
     Section 1. Certain Definitions. As used herein, the following terms shall have the following meanings:
     “Affiliate” means (i) with respect to any Person, any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise; provided, however, that, for purposes hereof, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Stockholder.
     “Agreement” has the meaning set forth in the Preamble.

     “Board” means the Board of Directors of the Company. “Business Day” shall mean a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York are authorized or required by law to close.
     “Call Option” has the meaning set forth in Section 5(a).
     “Call Option Notice” has the meaning set forth in Section 5(b).
     “Call Option Price” has the meaning set forth in Section 5(c)
     “Call Option Stock” has the meaning set forth in Section 5(a).
     “Cause” means, with respect to an Executive’s termination of Employment, (a) if the Executive is at the time of termination a party to an employment or retention agreement that defines such term, the meaning given therein, and (b) in all other cases, the Executive’s (i) continuing failure, for more than 10 days after the Company’s notice to the Executive thereof, to perform such duties as are reasonably requested by the Company; (ii) failure to observe material policies generally applicable to officers or employees of the Company unless such failure is capable of being cured and is cured within 10 days of the Executive receiving notice of such failure; (iii) failure to cooperate with any internal investigation of the Company; (iv) commission of any act of fraud, theft or financial dishonesty with respect to the Company or indictment or conviction of any felony; (v) chronic absenteeism; or (vi) abuse of alcohol or another controlled substance.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.
     “Common Stock Equivalents” means all option, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), shares of Common Stock or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for Common Stock or other equity securities of the Company).
     “Company” has the meaning set forth in the Preamble.
     “Director” means a member of the Board.
     “Drag-Along Notice” has the meaning set forth in Section 4(b).
     “Drag-Along Sale” has the meaning set forth in Section 4(a).
     “Drag-Along Transferee” has the meaning set forth in Section 4(a).

     “Employment” means (i) an Executive’s employment if the Executive is an employee of the Company or any of its Affiliates, (ii) an Executive’s services as a consultant, if the Executive is a consultant to the Company or any of its Affiliates and (iii) an Executive’s services as a non-employee director, if the Executive is a non-employee member of the Board.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Executive” has the meaning set forth in the Preamble.
     “Executive Stockholder” means any Executive and any other Person to whom an Executive Transfers Stock.
     “Exit Event” means a bona fide arm’s-length transaction or series of transactions (other than a Qualified IPO):
(a)	involving the sale, transfer or other disposition by Holdco to one or more Persons that are not, immediately prior to such sale, transfer or other disposition, Affiliates of Holdco, of all or substantially all of the outstanding Common Stock of the Company beneficially owned by Holdco as of the date of such transaction; or

(b)	involving the sale, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to one or more Persons that are not, immediately prior to such sale, transfer or other disposition, Affiliates of Holdco.
     “Fair Market Value” means, on a given date, (i) if there should be a public market for shares of Common Stock on such date, the arithmetic mean of the high and low prices of the shares of Common Stock as reported on such date on the composite tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if such shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per-share closing bid price and per-share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “Nasdaq”), or, if no sale of shares of Common Stock shall have been reported on the composite tape of any national securities exchange or quoted on the Nasdaq on such date, the arithmetic mean of the per-share closing bid price and per-share closing asked price on the immediately preceding date on which sales of the shares of Common Stock have been so reported or quoted, and (ii) if there is not a public market for the shares of Common Stock on such date, the value established by the Board in good faith.
     “Family Member” means with respect to any Executive, a spouse, lineal ancestor, lineal descendent or legally adopted child, of such Executive.
     “Group” means two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Stock.
     “Holdco” has the meaning set forth in the Preamble.

     “Merger” has the meaning set forth in the Recitals.
     “Merger Agreement” has the meaning set forth in the Recitals.
     “Option Plan” has the meaning set forth in the Recitals.
     “Option Stock” means Common Stock received upon the exercise of Common Stock Equivalents (including, without limitation, Plan Options).
     “Permitted Executive Transferee” has the meaning set forth in Section 5(a).
     “Permitted Transfer” means any Transfer of Stock by an Executive Stockholder upon the death of an individual Executive Stockholder, pursuant to the terms of any trust or will of the deceased individual Executive Stockholder or by the laws of intestate succession.
     “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.
     “Plan Options” has the meaning set forth in the Recitals.
     “Qualified IPO” means the first underwritten public offering of the Common Stock or the common stock of a successor corporation or a Subsidiary of the Company to the general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) (i) not less than 25% of the then outstanding shares of Common Stock or common stock of such successor corporation or such Subsidiary of the Company on a fully diluted basis or (ii) shares of the Company or such successor corporation or such Subsidiary of the Company that will be traded on any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System after the close of any such general public offering.
     “Restricted Stock” has the meaning set forth in the Recitals.
     “Restricted Stock Plan” has the meaning set forth in the Recitals.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Stock” means (i) any shares of Common Stock (including Restricted Stock) and (ii) any Common Stock Equivalents, in each case whether owned on the date hereof or acquired hereafter.
     “Stockholders” means the Executive Stockholders, Holdco and any other subsequent holder of Stock who is bound by the terms of this Agreement.
     “Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, limited or general partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, limited liability company, limited or general partnership or other entity are at the time directly or indirectly owned or controlled by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.
     “Transfer” or “Transferring” means, as the case may be, (i) to directly or indirectly transfer, sell, assign, distribute, pledge, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily, including by gift, by way of a merger (forward or reverse) or similar transaction, by operation of law or otherwise or (ii) any direct or indirect transfer, sale assignment, distribution, pledge, encumbrance, hypothecation or other disposition, either voluntarily or involuntarily, including by gift, by way of merger (forward or reverse) or similar transaction, by operation of law or otherwise.
     “Voting Shares” means, at any time, any securities of the Company the holders of which are then generally entitled to vote in the election of Directors.
     Section 2. Methodology for Calculations. For all purposes of this Agreement, the proposed Transfer or the Transfer of a Common Stock Equivalent shall be treated as the proposed Transfer or the Transfer of the shares of Common Stock receivable upon the conversion, exchange or exercise of such Common Stock Equivalent. Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding Common Stock as of any date and (b) the amount of Common Stock owned by a Person hereunder (and the percentage of the outstanding Common Stock owned by a Person), no Common Stock Equivalents shall be treated as having been converted, exchanged or exercised for the underlying Common Stock.
     Section 3. Restrictions on Transfers of Stock by Stockholders.
     (a) Subject to the remaining subsections of this Section 3, no Executive Stockholder shall Transfer any Stock other than pursuant to (i) a Permitted Transfer, or (ii) Section 4 or Section 5 (to the extent applicable to such Transfer).
     (b) Anything to the contrary contained in this Agreement notwithstanding, any Person to whom an Executive Stockholder Transfers Stock and who is not a Stockholder at the time of Transfer shall, upon consummation of, and as a condition to, such Transfer, execute and deliver to the Company (which the Company shall then deliver to all other Stockholders) an agreement pursuant to which such transferee agrees to be bound by the terms of this Agreement and such transferee shall thereafter be deemed to be an Executive Stockholder hereunder, the same rights and obligations as the transferor of such Stock.
     (c) Any Transfer or attempted Transfer of Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.
     Section 4. Drag-Along Rights.

     (a) Prior to a Qualified IPO, if Holdco, whether alone or in concert with any other Stockholder, proposes to (i) Transfer Stock to any Person who is not an Affiliate of Holdco, or (ii) effect an Exit Event (any such Transfer or Exit Event referred to in (i) or (ii) above, a “Drag-Along Sale”, and the transferee with respect to a Drag-Along Sale, the “Drag-Along Transferee”), then Holdco may elect to require each (but not fewer than each) Executive Stockholder to Transfer Stock (as calculated below) as a part of such Drag-Along Sale to such Drag-Along Transferee at the same price per share (and, in the case of Common Stock Equivalents, such price per share subject to reduction for the amount per share of the exercise or purchase price (if any) of such Common Stock Equivalent) to be paid to, and upon the same terms and conditions as, Holdco, all of which shall be set forth in the Drag-Along Notice (as defined below). Each Executive Stockholder may be required to sell that number of shares of Stock as shall equal the product of (x) a fraction, the numerator of which is the number of shares of Stock proposed to be Transferred by Holdco and the denominator of which is the aggregate number of shares of Stock owned as of the date of the Drag-Along Notice by Holdco and (y) the number of shares of Stock owned by such Executive Stockholder as of the date of the Drag-Along Notice.
     (b) The rights set forth in Section 4(a) shall be exercised by giving written notice (the “Drag-Along Notice”) to each Executive Stockholder (with a copy to the Company) at least fifteen (15) business days prior to the proposed closing date of such Drag-Along Sale, which notice shall identify the Drag-Along Transferee, the amount and type of Stock being Transferred, the purchase price therefor, and a summary of the other material terms and conditions of the proposed Drag-Along Sale and the proposed closing date thereof.
     (c) All Transfers of Stock to the Drag-Along Transferee pursuant to this Section 4 shall be consummated contemporaneously at the offices of the Company on the later of (i) the proposed closing date set forth in the Drag-Along Notice or (ii) the fifth Business Day following the expiration or termination of all waiting periods under anti-trust or competition laws applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may collectively agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock in the form specified in the Drag-Along Notice.
     (d) Any Exit Event may be structured as an auction and may be initiated by the delivery to the Company and the Drag-Along Transferees of a written notice that Holdco has elected to initiate an auction sale procedure. Holdco and its Affiliates shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including, without limitation, selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The Company and each Drag-Along Transferee shall provide assistance with respect to these actions as reasonably requested by Holdco and its Affiliates.
     (e) Each Executive Stockholder will (i) take all such actions, including, without limitation, voting all of its shares of Stock in favor of such proposed Drag-Along Sale and waiving any appraisal, dissenter or similar rights under applicable law (in each case if applicable to such Drag-Along Sale), as may be reasonably requested by Holdco to carry out the purposes of this Section 4, and (ii) execute all documents containing such terms and conditions, including representations and warranties solely with respect to (x) matters of title to the Executive Stockholders securities and (y) the due authorization (or capacity) and due and valid execution and delivery by such Executive Stockholder of documentation in respect of such Transfer, as those executed by Holdco, and shall execute and deliver such other instruments and agreements as may be reasonably requested by Holdco; provided, however, that such representations and warranties shall be made by the Executive Stockholders severally and not jointly and may be subject to knowledge qualifiers where applicable.
     (f) Any transaction costs, including transfer taxes and legal, accounting and investment banking fees incurred by the Company and Holdco and its Affiliates in connection with an Exit Event shall, unless the applicable purchaser refuses, be borne by the Company in the event of a merger, consolidation or sale of assets and shall otherwise be borne by the Stockholders on a pro rata basis based on the consideration received by each Stockholder in such Exit Event.
     Section 5. Certain Rights upon Termination of Employment.
     (a) If at any time an Executive’s Employment with the Company shall be terminated, the Company shall have the right, but not the obligation, to purchase all or any portion of the Restricted Stock and/or Option Stock owned by that Executive and any transferee who obtained Restricted Stock and/or Option Stock as a direct or indirect result of a Permitted Transfer by that Executive (a “Permitted Executive Transferee”) (the “Call Option”, and such Stock (not including unexercised Common Stock Equivalents to the extent cancelled upon such termination) subject to the Call Option, the “Call Option Stock”) at the Call Option Price.
     (b) If the Company desires to exercise its Call Option, it shall deliver written notice thereof (which shall include its valuation of the Fair Market Value of the Call Option Stock) (a “Call Option Notice”) to the Executive and any Permitted Executive Transferees no later than one hundred and eighty one (181) days following the later of (x) termination of the Executive’s Employment and (y) receipt of Option Stock in connection with a post-termination exercise. The Executive and any Permitted Executive Transferees shall deliver to the Company certificates representing the shares of Call Option Stock, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the tenth day after the Fair Market Value of the Call Option Stock has been determined, or at such other place and time and in such manner as may be mutually agreed to by Executive and the Company. Subject to the next sentence, the proceeds from the purchase of the Call Option Stock pursuant to the Call Option shall be paid in immediately available funds by wire transfer, which shall be delivered to the Executive and any Permitted Executive Transferees at the closing of such purchase. Notwithstanding the foregoing, if the Company is not permitted by any loan or debt agreement to which the Company or any of its Subsidiaries may be a party, or by which any of them may be bound, or the provisions of any applicable law to purchase the Call Option Stock as provided above in cash, the Company may pay for the Call Option Stock with a note payable in a maximum of five (5) equal consecutive annual installments commencing on the first anniversary of the closing of the Call Option purchase and bearing interest at the prime rate in effect on the date of transfer.

     (c) The “Call Option Price” means (i) in the event such termination of Employment of an Executive is by the Company for Cause, the lesser of (x) the Fair Market Value of the Call Option Stock on the date of repurchase and (y) the price paid for the Call Option Stock by such Executive, or (ii) in the event of any other termination of Employment of an Executive, the Fair Market Value of the Call Option Stock on the date of repurchase.
     Section 6. Legend. Each Executive Stockholder and the Company shall take all such action necessary (including exchanging with the Company certificates representing shares of Stock issued prior to the date hereof) to cause each certificate representing outstanding shares of Stock owned by an Executive Stockholder to bear a legend containing the following words:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.”

“IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN THE MANAGEMENT STOCKHOLDERS AGREEMENT DATED AS OF MARCH 27, 2007 BY THE COMPANY AND THE PARTIES THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY.”
     The requirement that the above securities legend be placed upon certificates evidencing shares of Stock shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in a public offering, (ii) when such shares are transferred pursuant to Rule 144, as such Rule may be amended (or any successor provision thereto), under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Company an opinion of its or his counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a “no-action” letter from the staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.
     Section 7. Representations and Warranties; Acknowledgements. Each party hereto represents and warrants to the other parties hereto as follows:
     (a) It or he has full power and authority to execute, deliver and perform its or his obligations under this Agreement.

     (b) This Agreement has been duly and validly authorized, executed and delivered by it or him, and constitutes a valid and binding obligation of it or him, enforceable against it or him in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally (whether considered in a proceeding in equity or at law).
     (c) The execution, delivery and performance of this Agreement by it or him does not (x) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it or he is a party or by which it or he is bound or (y) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it or him.
     (d) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it or him in connection with the execution and delivery hereof.
     Section 8. Duration of Agreement. The rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer owns any shares of Stock.
     Section 9. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     Section 10. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by Stockholders holding a majority of the then outstanding Common Stock; provided, that, notwithstanding the foregoing, any modification, amendment or waiver of any provision of this Agreement that materially and adversely effects any Stockholder shall not be effective against such Stockholder without such Stockholders’ written approval. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right power or privilege.
     Section 11. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
     Section 12. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Stockholder and their respective successors, assigns, heirs and personal representatives, so long as they hold Stock. Each Stockholder shall have the right to assign all or part of its or his rights and obligations under this Agreement only to a transferee pursuant to a Permitted Transfer; provided, however, that Holdco may transfer and assign, all or part of, its rights and obligations under this Agreement to one or more of its Affiliates without the consent of the Company or any other Stockholder. Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Stockholder which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Stockholder shall be treated as a reference to the assignee.
     Section 13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     Section 14. Remedies. Each Stockholder shall be entitled to enforce its or his rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its or his favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
     Section 15. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other Stockholder at the address indicated on the signature pages hereto and to any subsequent holder of Stock subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when received. The Company’s address is:
McJ Holding Corporation
c/o GS Capital Partners V Fund, L.P.
85 Broad Street, 10th Floor
New York, New York 10004
Attention: Henry Cornell
Fax: (212) 357-5505
with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Robert C. Schwenkel, Esq.
Fax: (212) 859-4000
If to the Executives, to his or her principal residence as reflected in the records of the Company.
     Section 16. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware located in the County of New Castle and the Federal courts of the United States of America located in the County of New Castle solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court located in the County of New Castle. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15 or in such other manner as may be permitted by law shall be valid and sufficient service thereof. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to this Agreement or the transactions contemplated hereby.
     Section 17. Possession of Certificates; Power of Attorney.
     (a) In order to provide for the safekeeping of the certificates representing the shares of Stock issued to the Executive Stockholders and to facilitate the enforcement of the terms and conditions hereof, (i) certificates representing shares of Stock shall be held by the Company on behalf of the Executive Stockholder in accordance with the terms of the Option Plan and Restricted Stock Plan (and any award agreements thereunder), and (ii) to the extent a certificate representing shares of Stock is issued and delivered to an Executive Stockholder, at any time upon the request of the Company (A) the Executive Stockholder shall redeliver to the Company, and the Company shall retain physical possession of, all certificates representing shares of Stock held by such Executive Stockholder pursuant hereto and (B) the Executive Stockholder shall deliver to the Company an undated stock power, duly executed in blank, for each such certificate. Each Executive Stockholder shall be relieved of any obligation otherwise imposed by this Agreement to deliver certificates representing shares of Stock if the same are in the custody of the Company.
     (b) The Executive Stockholder hereby irrevocably appoints the Company as the Executive Stockholder’s true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Executive Stockholder’s name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, as the Company shall deem necessary or appropriate in connection with a public offering of securities of the Company or a sale pursuant to Section 4 hereof, including, without in any way limiting the generality of the foregoing, in the case of a sale pursuant to Section 4 hereof, to execute and deliver on behalf of the Executive Stockholder a purchase and sale agreement and any other agreements and documents that the Company deems necessary in connection with any such sale, and in the case of a public offering, to execute and deliver on behalf of the Executive Stockholder an underwriting agreement, a “hold back” agreement, a custody agreement, and any other agreements and documents that the Company deems necessary in connection with any such public offering, and in the case of any sale pursuant to Section 4 hereof and any public offering, to receive on behalf of the Executive Stockholder the proceeds of the sale or public offering of the Executive Stockholder’s shares, to hold back from any such proceeds any amount that the Company deems necessary to reserve against the Executive Stockholder’s share of any expenses of sale and sale obligations. The Executive Stockholder hereby ratifies and confirms all that the Company shall do or cause to be done by virtue of its appointment as the Executive Stockholder’s agent and attorney-in-fact. In acting for the Executive Stockholder pursuant to the appointment set forth in this Section 17(b), the Company shall not be responsible to the Executive Stockholder for any loss or damage the Executive Stockholder may suffer by reason of the performance by the Company of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence by the Company in the performance of its duties hereunder. The appointment of the Company shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of the Executive Stockholder, and any person dealing with the Company may conclusively and absolutely rely, without inquiry, upon any act of the Company as the act of the Executive Stockholder in all matters referred to in this Section 17(b).
     Section 18. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     Section 19. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
     Section 20. Survival of Representations and Warranties. All representations and warranties contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation made by, or on behalf of, any Stockholder.
     Section 21. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     Section 22. Future Stockholders. The parties hereto hereby agree that any person who is granted the right to acquire Stock from the Company subsequent to the date hereof may become a signatory to this Agreement by executing a written instrument setting forth that the person agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such person as a Stockholder.
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IN WITNESS WHEREOF, the parties hereto have executed this Management Stockholders Agreement as of the day and year first above written.

McJ HOLDING CORPORATION

By:	/s/ J.F. Underhill
Name: J.F. Underhill
Title: CFO

McJ HOLDING LLC

By:	/s/ J.F. Underhill
Name: J.F. Underhill
Title: CFO

Executives: